UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWT	New York Stock Exchange

Item 8.01	Other Events.

Filing of Shelf Registration Statement and Prospectus Supplements

On March 4, 2022, Redwood Trust, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement (File No. 333-263301) (the “Registration Statement”), which became immediately effective upon filing.

On March 7, 2022, the Company also filed with the SEC two prospectus supplements, each dated March 7, 2022, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to: (i) the Company’s Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”), which is designed to provide the Company’s existing stockholders and interested new investors with a method of purchasing shares of the Company’s common stock and investing all or a percentage of their cash dividends in additional shares of common stock; and (ii) the offer and sale of up to an aggregate of $175,000,000 of the Company’s common stock, par value $0.01 per share (the “Shares”) from time to time in “at the market” offerings (individually or collectively, as the context may require, the “ATM Offering”).

In connection with the filing of the prospectus supplements, the Company is filing as Exhibits 5.1 and 5.2 hereto opinions of its Maryland counsel, Venable LLP, regarding the legality of the validity of the securities being registered under each respective prospectus supplement. Additionally, in connection with the filing of the prospectus supplement related to the Plan, the Company is filing as Exhibit 8.1 hereto an opinion of its counsel, Latham & Watkins LLP, with respect to certain tax matters.

Entry into New Distribution Agreement

On March 4, 2022, the Company entered into a distribution agreement (the “Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, JMP Securities LLC, Nomura Securities International, Inc. and Mischler Financial Group, Inc., as the Company’s sales agents (each, individually, an “Agent” and collectively, the “Agents”). Concurrent with entering into the Agreement, the Company and the Agents terminated the prior distribution agreement, dated November 14, 2018 (as amended or supplemented), by and between the Company and the Agents.

The ATM Offering will occur pursuant to the Agreement. The Company intends to use the net proceeds from the ATM Offering to fund its business and investment activity, which may include funding its residential and business purpose mortgage banking businesses, acquiring mortgage-backed securities for its investment portfolio, funding other long-term portfolio investments, funding strategic acquisitions and investments, as well as for general corporate purposes.

The Company may sell the Shares in amounts and at times to be determined by the Company from time to time but has no obligation to sell any of the Shares in the ATM Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company

Sales of the Shares, if any, under the Agreement may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the New York Stock Exchange, sales made to or through market makers and sales made through other securities exchange or electronic communications networks and (2) in such privately negotiated transactions, which may include block trades, as the Company and any Agent may agree. The ATM Offering will terminate upon the earlier of (1) the sale of Shares having an aggregate gross sales price of $175,000,000 pursuant to the Agreement or (2) the termination of the Agreement by us or by the parties thereto by mutual agreement. Any Agent may also terminate the Agreement but only with respect to itself.

None of the Agents is required to sell any specific number or dollar amount of Shares but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the Agreement, Shares on terms agreed upon by us and such Agent from time to time.

The Agreement contains customary representations, warranties, and agreements of the Company and the Agents, indemnification rights and obligations of the parties, and termination provisions. A copy of the Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as an exhibit to this Current Report and incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Distribution Agreement by and among Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, JMP Securities LLC, Nomura Securities International, Inc. and Mischler Financial Group, Inc., dated March 4, 2022
5.1	Opinion of Venable LLP
5.2	Opinion of Venable LLP
8.1	Opinion of Latham & Watkins LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Venable LLP (included in Exhibit 5.2)
23.3	Consent of Latham & Watkins LLP (included in Exhibit 8.1)
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2022	REDWOOD TRUST, INC.

	By:	/s/ Brooke E. Carillo
		Name:	Brooke E. Carillo
		Title:	Chief Financial Officer